(1) INSEEGO CORP.

- and -

(2) CONVERGENCE CTSA PROPRIETARY LIMITED

THIRD Addendum
relating to
the share purchase agreement dated 24 February 2021

THIRD ADDENDUM relating to the share purchase agreement dated 24 February 2021

Third Addendum – 110644318 Execution – 28 June 2021

PARTIES:

(1)     INSEEGO CORP., a corporation incorporated in Delaware with registration number 6102479, which has its registered office at 108 West 13th Street, Wilmington, Delaware, United States of America and its corporate office at 9710 Scranton Road, Suite 200, San Diego, California, United States of America ("Seller"); and
(2)     CONVERGENCE CTSA PROPRIETARY LIMITED, a company incorporated in South Africa with registration number 2020/798225/07, which has its registered office at 2nd floor, 30 Jellicoe Avenue, Rosebank, Republic of South Africa ("Purchaser").
1.DEFINITIONS AND INTERPRETATION
1.1.Save as defined herein or where inconsistent with the context, capitalised terms used in this Third Addendum shall have the meanings ascribed to such terms in the Share Purchase Agreement (as defined below) and the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings:
a."First Addendum" means the first addendum to the Share Purchase Agreement concluded between the Parties on or about 17 March 2021;
1.2."Parties" means the Seller and the Purchaser and "Party" means any one of them as the context indicates;
a."Second Addendum" means the second addendum to the Share Purchase Agreement concluded between the Parties on or about 30 April 2021;
b."Share Purchase Agreement" means the share purchase agreement, relating to the sale and purchase of the entire issued share capital of the Company, entered into between the Parties on or about 24 February 2021, as amended by the First Addendum and the Second Addendum;
1.3."Signature Date" means the date on which this Third Addendum is signed by the Party signing last in time; and
a."Third Addendum" means the third addendum contained in this agreement.
2.INTRODUCTION
2.1.The Seller and the Purchaser entered into the Share Purchase Agreement, in terms of which, inter alia, the Purchaser will purchase, and the Seller will sell, the Sale Shares and Sale Claims, on the terms and subject to the conditions therein. The Share Purchase Agreement is subject to the fulfilment of a number of Suspensive Conditions.
2.2.The Seller and the Purchaser entered into:
a.the First Addendum to record (i) certain amendments to the Share Purchase Agreement; and (ii) an extension of the date for the fulfilment of the Suspensive Condition in clause 3.1.2 of the Share Purchase Agreement; and

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b.the Second Addendum to (i) record extensions of the dates for the fulfilment of the Suspensive Conditions contained in clauses 3.1.3 and 3.1.5 of the Share Purchase Agreement and (ii) amend the Drop Down MAC Date.
2.3The Seller and the Purchaser now wish to conclude this Third Addendum to (i) record extensions to the dates for the fulfilment of the Suspensive Conditions contained in clauses 3.1.5.2, 3.1.6 and 3.1.11 of the Share Purchase Agreement, (ii) amend the Completion Date and (iii) amend the Longstop Date.
3.    EXTENSION OF DUE DATE FOR SATISFACTION OF SUSPENSIVE CONDITIONS
In terms of clause 3.3 of the Share Purchase Agreement, the Parties hereby agree to extend the date for satisfaction of:
a.the Suspensive Condition contained in clause 3.1.5.2 of the Share Purchase Agreement, with the effect that the Purchaser will be required to provide the confirmation contemplated therein by no later than 14 July 2021, and clause 3.1.5.2 shall be deemed to be amended accordingly; and
b.the Suspensive Condition contained in clause 3.1.6 of the Share Purchase Agreement, with the effect that Restructuring will be required to be implemented by no later than 21 July 2021, and clause 3.1.6 shall be deemed to be amended accordingly.
4.     AMENDMENTS TO SHARE PURCHASE AGREEMENT
In accordance with clause 21.4 of the Share Purchase Agreement, the Parties hereby agree to:
4.1.delete the definition of "Completion Date" contained in clause 1.1 of the Share Purchase Agreement in its entirety and to replace it with the following:
""Completion Date" means, subject to the Fulfilment Date having occurred, July 30, 2021, or such other date as may be agreed in writing between the Seller and the Purchaser prior to July 30, 2021;"; and
4.2.delete the definition of "Longstop Date" contained in clause 1.1 of the Share Purchase Agreement in its entirety and to replace it with the following:
""Longstop Date" means July 30,2021, or such other date as may be agreed in writing between the Seller and the Purchaser;".
5.     EFFECTIVE DATE
This Third Addendum shall be effective as at the Signature Date.
6.PROVISIONS OF SHARE PURCHASE AGREEMENT
6.1Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Third Addendum, all of the remaining terms and conditions of the Share Purchase Agreement shall mutatis mutandis continue in full force and effect.
6.2Clause 1 (Definitions and Interpretation), Clause 17 (Confidentiality and Announcement), clause 18 (Dispute Resolution), clause 19 (Breach), clause 21 (General), clause 22 (Notices)

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and clause 23 (Governing Law) of the Share Purchase Agreement shall mutatis mutandis be incorporated and apply herein.
6.3To the extent that there is any conflict or inconsistency between the provisions of the Share Purchase Agreement and this Third Addendum, the provisions of this Third Addendum shall prevail to the extent of the conflict or inconsistency.
7.SIGNATURE
7.1This Third Addendum is signed by the Parties on the dates and at the places indicated below.
7.2This Third Addendum may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Third Addendum as at the date of signature of the Party last signing one of the counterparts.
7.3The persons signing this Third Addendum in a representative capacity warrant their authority to do so.
7.4The Parties record that it is not required for this Third Addendum to be valid and enforceable that a Party shall initial the pages of this Third Addendum and/or have its signature of this Third Addendum.

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Signed for and on behalf of INSEEGO CORP. on 30 June 2021 by:	Signature	/s/ Kurt E. Scheuerman

	Name (block capitals)	KURT E. SCHEUERMAN
Director/authorised signatory

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Signed for and on behalf of CONVERGENCE CTSA PROPRIETARY LIMITED on ___ June 2021 by:	Signature	/s/ Craig Wilson

	Name (block capitals)	CRAIG WILSON
Director/authorised signatory

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